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                                                                    EXHIBIT 23.8

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP


San Francisco, California,
   January 23, 1995